Exhibit 3.2

THIRD AMENDED AND RESTATED BYLAWS

OF

REV GROUP, INC.

ARTICLE 1

OFFICES

Section 1.01. Registered Office. The registered office of REV Group, Inc. (the “Corporation”) shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

Section 1.03. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

Section 2.01. Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, or at no place (by means of remote communication), on such date and at such time as may be determined from time to time by or in the manner determined by the Board of Directors (or the chairperson in the absence of a designation by the Board of Directors). The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (“Delaware Law”). If no determination is made by the Board of Directors or the chairperson, the place of meeting shall be the principal executive offices of the Corporation. The Corporation may postpone, reschedule or cancel any meeting of stockholders previously scheduled at any time, before or after notice of such meeting has been sent to the stockholders of the Corporation.

Section 2.02. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors and to transact such other business as may properly be brought before the meeting in accordance with these Bylaws.

Section 2.03. Special Meetings. (a) Except as otherwise provided in the Certificate of Incorporation of the Corporation, including any certificate of designation, as amended from time to time (the “Certificate of Incorporation”), special meetings of stockholders may be called only by the affirmative vote of a majority of the entire Board of Directors.

(b) Business conducted at a special meeting shall be limited to the matters stated in the resolutions adopted by the affirmative vote of a majority of the entire Board of Directors, pursuant to which the special meeting was called.

Section 2.04. Notice of Meetings and Adjourned Meetings; Waivers of Notice. (a) Whenever stockholders are required or permitted to take any action at a meeting, notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining stockholders entitled to vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by Delaware Law, the Certificate of Incorporation or these Bylaws, such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. The Board of Directors or the chairperson of the meeting shall have the power to adjourn any meeting from time to time (whether or not a quorum is present). When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communications), notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which such adjournment occurs or provided in any other manner permitted by Delaware Law. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213 of Delaware Law, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

(b) Whenever notice is required to be given under any provision of Delaware Law or the Certificate of Incorporation or these Bylaws, a written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meetings of stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.05. Notice of Nominations and Stockholder Business.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors or the proposal of other business to be transacted by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof duly authorized, (B) as may be provided in the certificate of designations for any class or series of preferred stock, (C) by or at the direction of the Board of Directors or (D) by any stockholder of the Corporation who (x) is a stockholder of record (or a beneficial owner, if different, on whose behalf the nomination or business is proposed, only if such beneficial owner is the beneficial owner of shares of capital stock of the Corporation) both at the time of giving of notice provided for in this Section 2.05(a) and at the time of the annual meeting, (y) is entitled to vote at the meeting and (z) complies with the notice procedures set forth in this Section 2.05(a) and, except as otherwise required by law, any failure to comply with these procedures shall result in the nullification of such nomination or proposal. For the avoidance of doubt, the foregoing clause (D) shall be the exclusive means for a stockholder to make nominations or propose other business at an annual meeting of stockholders (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”).

(ii) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (D) of paragraph (a)(i) of this Section 2.05, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation (and provide any updates or supplements to the information contained in such notice at the time and in the form required by this Section 2.05) and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that, subject to the penultimate sentence of this paragraph, in the event that the date of the annual meeting is more than 70 days prior to such anniversary date or more than 30 days after such anniversary date, then to be timely such notice must be received by the Corporation no earlier than 120 days prior to such annual meeting and no later than the later of the close of business on the 90th day prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by the Corporation. The minimum timeliness requirements of this paragraph shall apply despite any different timeline described in Rule 14a-19 or elsewhere in Regulation 14A under the Exchange Act, including with respect to any statements or information required to be provided to the Corporation pursuant to Rule 14a-19 of the Exchange Act by a stockholder and not otherwise specified herein. In no event shall the adjournment, recess or postponement of any meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting on its own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.

Notwithstanding anything in this Section 2.05 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of stockholders is increased, effective after the time period for which nominations would otherwise be due under this Section 2.05, and there is no public announcement by the Corporation naming the nominees for the additional directorships or specifying the size of the increased Board of Directors at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with Section 2.05(a)(ii), a stockholder’s notice required by this Section 2.05 shall also be considered timely, but only with respect to nominees for any new directorships created by such increase, if it shall be delivered to, and received by, the secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(iii) A stockholder’s notice to the secretary shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or reelection as a director:

(1) the name, age, business address and residential address of such person;

(2) the principal occupation or employment of such person;

(3) (i) for each class or series, the number of shares of capital stock of the Corporation that are held of record or are beneficially owned (and proof of any such beneficial ownership) by such person and any affiliates or associates (each within the meaning of Rule 12b-2 promulgated under the Exchange Act for purposes of these Bylaws) of such person, including any such shares that such person, or any affiliates or associates of such person, has the right to acquire beneficial ownership of, (ii) the name of each nominee holder of shares of all capital stock of the Corporation owned beneficially (and proof of any such beneficial ownership) but not of record by such person or any affiliates or associates of such person, and the number of such shares of each class or series of capital stock held by each such nominee holder, including any such shares that such nominee holder has the right to acquire beneficial ownership of, (iii) a description of any agreement, arrangement, relationship or understanding pursuant to which such person, or any affiliates or associates of such person, has a right to vote any shares of any security of the Corporation, (iv) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such person, or any affiliates or associates of such person, with respect to the Corporation’s securities (a “Derivative Instrument”), (v) to the extent not disclosed pursuant to clause (iv) above, the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such person or by any affiliates or associates of such person, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such person or by any affiliates or associates of such person relating to the value or payment of any indebtedness of the Corporation or any such subsidiary, and (vi) any direct or indirect interest of such person, or any affiliates or associates of such person, in any employment agreement, collective bargaining agreement or consulting agreement with the Corporation;

(4) all information relating to such person, or any affiliates or associates of such person, that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act;

(5) all completed and signed questionnaires in the same form as those questionnaires required of the Corporation’s directors (which will be provided to such person within five business days following a written request therefor to the secretary of the Corporation at the principal executive offices of the Corporation);

(6) a statement that such person has read the Corporation’s corporate governance policy and/or guidelines and any other policies and guidelines of the Corporation that are applicable to directors (which will be provided to such person within five business days following a written request therefor to the secretary of the Corporation at the principal executive offices of the Corporation), and a written agreement from such person to adhere to the foregoing policies and guidelines, as amended from time to time, if he or she is elected as a director;

(7) an executed agreement by such person: (i) consenting to serve as a director if elected and (if applicable) to being named in a proxy statement and/or form of proxy relating to the meeting at which directors are to be elected, along with a representation that such person intends to serve a full term as a director if elected, and (ii) that such person is not and will not become a party to (x) any direct or indirect compensatory, payment or other financial agreement, arrangement or understanding with any other person or entity other than the Corporation, in each case in connection with candidacy or service as a director of the Corporation (a “Third-Party Compensation Arrangement”) that has not been fully disclosed to the Corporation prior to, or concurrently with, the submission of the notice from the stockholder required by this Section 2.05, (y) any agreement, arrangement or understanding, including the amount of any payment or payments received or receivable thereunder, with any other person or entity as to how such person would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been fully disclosed to the Corporation prior to, or concurrently with, the submission of the notice from the stockholder required by this Section 2.05 or (z) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; and

(8) such other information reasonably requested by the Corporation to determine whether such person is qualified under the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation to serve as a director and/or independent director of the Corporation;

(B) as to any other business that the stockholder proposes to bring before the meeting:

(1) a brief description of the business desired to be brought before the meeting;

(2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws or the Certificate of Incorporation, the text of the proposed amendment);

(3) the reasons for conducting such business; and

(4) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal or nomination is made:

(1) the name and address of such stockholder (as they appear on the Corporation’s books) and any such beneficial owner;

(2) a representation as to whether such stockholder or such beneficial owner has complied with all applicable legal requirements in connection with its acquisition of shares or other securities of the Corporation;

(3) a written agreement from such stockholder that it is a holder of record of stock of the Corporation at the time of giving notice, will be entitled to vote at such meeting and intends to appear at the meeting in person or through a qualified representative (as defined in Section 2.05(c)(ii)) to make such nomination or proposal;

(4) in the case of a nomination, a written agreement from such stockholder (and such beneficial owner) that it (or they) will not submit any substitute nominations unless they are made within the time periods set forth in this Section 2.05 and the stockholder and the substitute nominees will otherwise comply with this Section 2.05; and

(5) in the case of a nomination, a written agreement from such stockholder (and such beneficial owner) that it (or they) has not, and shall not, nominate a number of nominees (inclusive of substitutes) that exceeds the number of directors to be elected at the annual meeting;

(D) as to each stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, and, if such stockholder or beneficial owner is an entity, each person controlling, controlled by or under common control with such stockholder or beneficial owner (each such person or entity contemplated by this clause (D), a “Proposing Person”):

(1) for each class or series, the number of shares of capital stock of the Corporation that are held of record or are beneficially owned (and proof of any such beneficial ownership) by such Proposing Person, or any associates (within the meaning of Rule 12b-2 promulgated under the Exchange Act for purposes of these Bylaws) of such Proposing Person, including any such shares that such Proposing Person, or any associates of such Proposing Person, has the right to acquire beneficial ownership of, whether immediately or at any time in the future;

(2) the name of each nominee holder of each class or series of capital stock of the Corporation that are owned beneficially (and proof of any such beneficial ownership) but not of record by such Proposing Person, or any associates of such Proposing Person, and the number of such shares of each class or series of capital stock of the Corporation held by each such nominee holder, including any such shares that such nominee holder has the right to acquire beneficial ownership of;

(3) a description of any agreement, arrangement, relationship or understanding pursuant to which such Proposing Person, or any associates of such Proposing Person, has a right to vote any shares of any security of the Corporation;

(4) a description of any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation;

(5) a description of (i) any plans or proposals which any such Proposing Person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and (ii) any agreement, arrangement or understanding (including the identity of the parties thereto) with respect to the nomination or other business between or among such Proposing Parties and any other parties, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable), in each case as of the date the notice required by this Section 2.05 is delivered to the Corporation;

(6) a description of any Derivative Instrument of such Proposing Person, or any associates of such Proposing Person, with respect to the Corporation’s securities; and to the extent not disclosed pursuant to the immediately preceding clause, the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such Proposing Person or by any associates of such Proposing Person, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such Proposing Person or by any associates of such Proposing Person relating to the value or payment of any indebtedness of the Corporation or any such subsidiary;

(7) a written representation as to whether any Proposing Person, or any other participant as defined in Item 4 of Schedule 14A under the Exchange Act, will engage in a solicitation with respect to such nomination or other business and, if so, whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and (x) in the case of a proposal of business other than nominations, whether such person or group intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal, (y) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and/or form of proxy to holders of at least sixty-seven percent (67%) of the voting power of the Corporation’s capital stock entitled to vote generally in the election of directors and (z) whether such person or group intends to otherwise solicit proxies or votes from holders in support of such proposal or nomination (for purposes of this clause (7), the term “holders” shall include, in addition to stockholders of record, any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act);

(8) a representation that promptly after any Proposing Person solicits the holders of the Corporation’s stock referred to in the representation required under the preceding clause, and in any event no later than five business days before the applicable meeting, such Proposing Person will provide the Corporation with reasonable documentary evidence (as determined by the Corporation or one of its representatives, acting in good faith), which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and/or form of proxy to holders of such percentage of the Corporation’s stock;

(9) any direct or indirect interest of such Proposing Person, or any associates of such Proposing Person, in any contract (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) with the Corporation, or any affiliate of the Corporation;

(10) any other information relating to such Proposing Person, or any associates of such Proposing Person, or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or proposal pursuant to Section 14 of the Exchange Act; and

(11) such other information relating to any proposed item of business as the Corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.04. Nominations of persons for election to the Board of Directors at a special meeting of stockholders may be made by stockholders only if the election of directors is included as business to be brought before a special meeting in the Corporation’s notice of meeting and then only by any stockholder of the Corporation who (x) is a stockholder of record (or a beneficial owner, if different, on whose behalf the nomination is made, only if such beneficial owner is the beneficial owner of shares of capital stock of the Corporation) both at the time of giving of notice provided for in this Section 2.05(b) and at the time of the special meeting, (y) shall be entitled to vote at the meeting and (z) complies with the notice procedures set forth in this Section 2.05(b) and, except as otherwise required by law, any failure to comply with these procedures shall result in the nullification of such nomination. For nominations to be properly brought before a special meeting of stockholders by a stockholder pursuant to this Section 2.05(b), the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received by the secretary of the Corporation at the principal executive offices of the Corporation (A) not earlier than the close of business on the 120th day prior to the date of the special meeting nor (B) later than the later of the close of business on the 90th day prior to the date of the special meeting or the close of business on the 10th day following the day on which public announcement of the date of the special meeting was first made by the Corporation. Except for the immediately preceding notice requirements as to timing, a stockholder’s notice for the nomination of persons for election to the Board of Directors at a special meeting shall otherwise comply with all requirements of Sections 2.05(a) and 2.05(c) as if it were an annual meeting. The minimum timeliness requirements of this paragraph shall apply despite any different timeline described in Rule 14a-19 or elsewhere in Regulation 14A under the Exchange Act, including with respect to any statements or information required to be provided to the Corporation pursuant to Rule 14a-19 of the Exchange Act by a stockholder and not otherwise specified herein. In no event shall an adjournment, recess or postponement of a special meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(i) No person shall be eligible to be nominated by a stockholder to be elected or reelected at any meeting of stockholders to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.05. No business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in Section 2.03 and this Section 2.05.

(ii) Without limiting any remedy available to the Corporation, and unless otherwise determined by the Board of Directors, the chairperson of the Board of Directors or the chairperson of the meeting, a stockholder may not present nominations for director or business proposals at an annual or special meeting of stockholders (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding proxies or votes may have been solicited and/or received with respect thereto, if such stockholder, any beneficial owner, any Proposing Person or any nominee or substitute nominee for director: (A) acted contrary to any representation, statement, certification or agreement required by the applicable provisions of these Bylaws; (B) otherwise failed to comply with these Bylaws or with any law, rule or regulation identified in these Bylaws, including all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.05; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.05; or (C) provided information to the Corporation (whether required by these Bylaws or otherwise) that is false, misleading, inaccurate or incomplete in any material respect. The Board of Directors, the chairperson of the Board of Directors or the chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws or that business was not properly brought before the meeting, and if he or she should so determine and declare to the meeting, the defective nomination shall be disregarded or such business shall not be transacted, as the case may be. Notwithstanding the foregoing provisions of this Section 2.05, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 2.05, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any Proposing Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act (or has previously filed a preliminary or definitive proxy statement with the information required by Rule 14a-19(b)) with respect to any proposed nominee for election as a director of the Corporation and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable documentary evidence sufficient to satisfy the Corporation that such Proposing Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that the nominee is included (as applicable) as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any Proposing Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act (or has previously filed a preliminary or definitive proxy statement with the information required by Rule 14a-19(b)), such Proposing Person shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable documentary evidence sufficient to satisfy the Corporation that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(iii) Compliance with Section 2.05(a) and (b) shall be the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 2.05(c)(iv)).

(iv) Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 2.05 shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 under the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders.

(v) Any stockholder directly or indirectly soliciting proxies from other stockholders in connection with any annual or special meeting of stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by or on behalf of the Board of Directors.

(vi) Upon written request by the secretary of the Corporation, the Board of Directors or any duly authorized committee thereof, each candidate whom a stockholder proposes to nominate for election as a director shall, and such stockholder shall cause such nominee to, make himself or herself reasonably available for interviews with the Board of Directors and any duly authorized committee thereof within five business days of delivery of such request (or such other period as may be specified in such request).

(vii) The stockholder shall update and supplement the information contained in the notice required by this Section 2.05, if necessary, so that the information provided or required in such notice shall be true and correct as of the record date for the annual meeting, and as of the date that is the 10th business day prior to the meeting or any adjournment or postponement thereof. Such update and supplement shall be received by the secretary at the principal executive offices of the Corporation not later than the 5th business day after the record date for the annual meeting (in the case of the update and supplement required to be made as of the record date) and not later than the 8th business day before the date of the meeting or, if practicable, any adjournment or postponement thereof, and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed (in the case of any update and supplement required to be made as of the 10th business day prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 2.05 or any other section of these Bylaws shall not cure or affect the accuracy (or inaccuracy) of any representations made by any Proposing Person or a nominee or the validity (or invalidity) of any nomination that failed to comply with this Section 2.05 or is rendered invalid as a result of any inaccuracy therein.

(viii) For purposes of these Bylaws, “business day” means any day other than Saturday, Sunday or a day on which banks are closed in New York City, New York, and “close of business” means 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day. For purposes of Sections 2.05(a) and 2.05(b) of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press or any comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Section 2.06. Quorum. Unless otherwise provided in the Certificate of Incorporation or these Bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the voting power of the then outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present at any meeting of the stockholders, either the chairperson of the meeting or the stockholders by the affirmative vote of a majority of the voting power of the then outstanding capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting, without notice other than announcement at the meeting.

Section 2.07. Voting. (a) Unless otherwise provided in the Certificate of Incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation having voting power held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the rules of any stock exchange upon which the Corporation’s securities are listed and subject to Delaware Law, in all matters other than the election of directors, the affirmative vote of the majority of the votes cast affirmatively or negatively at the meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the stockholders. Subject to the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances, a nominee for director shall be elected to the Board of Directors if the nominee receives a majority of the votes cast with respect to that nominee’s election (i.e., the number of votes cast in favor of that nominee’s election exceeds the number of votes cast against that nominee’s election) at any meeting for the election of directors at which a quorum is present; provided, however, that if the number of nominees for director exceeds the number of directors to be elected as of the date that is five business days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission (a “contested election”), the directors shall be elected by the vote of a plurality of the voting power of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

(b) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy in the manner permitted by Delaware Law, and deliver such proxy to the secretary of the meeting. No proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period.

(c) Votes may be cast by any stockholder entitled to vote in person or by his or her proxy. In determining the number of votes cast for or against a proposal or nominee, shares abstaining from voting on a matter (including elections) will not be treated as a vote cast.

Section 2.08. No Action by Consent. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may only be taken upon a vote of stockholders at an annual or special meeting of stockholders duly noticed and called in accordance with these Bylaws, Delaware Law and the Certificate of Incorporation, and may not be taken by written consent of stockholders without a meeting.

Section 2.09. Organization and Conduct of Meeting. At each meeting of stockholders, the chairperson of the Board of Directors, if one shall have been elected, or in the chairperson’s absence or if one shall not have been elected, the person designated by the Board of Directors, shall act as chairperson of the meeting. The secretary of the Corporation (or in the secretary’s absence or inability to act, the person whom the chairperson of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof. The Corporation may adopt rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation, including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Subject to any rules and regulations adopted by the Corporation and, in each case, subject to the supervision of the Board of Directors, the chairperson of the meeting shall have authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Corporation or prescribed by the chairperson of the meeting, in each case, subject to the supervision of the Board of Directors, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.

Section 2.10. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairperson of the meeting.

Section 2.11. Written Documents. Whenever this Article 2 requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 212 of Delaware Law) to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation nor other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

ARTICLE 3

BOARD OF DIRECTORS

Section 3.01. General Powers. Except as otherwise provided in Delaware Law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.02. Number, Election, Classes and Term of Office. (a) Subject to the terms of any series of preferred stock entitled to separately elect directors, the number of directors which shall constitute the Board of Directors shall be fixed by one or more resolutions adopted from time to time solely by the affirmative vote of a majority of the entire Board of Directors, subject to any limitations set forth in the Certificate of Incorporation.

(b) Except as otherwise provided in the terms of any series of preferred stock entitled to separately elect directors, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Except as otherwise provided in the Certificate of Incorporation, each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.

(c) Each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal and for a term that shall coincide with the term of the class to which such director shall have been elected. Directors need not be stockholders.

(d) There shall be no cumulative voting in the election of directors.

Section 3.03. Quorum and Manner of Acting. Unless the Certificate of Incorporation or these Bylaws require a greater number, a majority of the total number of authorized directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and, except as otherwise expressly required by law or by the Certificate of Incorporation, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.04. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the chairperson of the Board of Directors in the absence of a determination by the Board of Directors).

Section 3.05. Annual Meeting. The Board of Directors may meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders. Notice of such meeting need not be given. In the event such annual meeting is not held on the same day and at the same place as the annual meeting of stockholders, the annual meeting of the Board of Directors may be held at such place, if any, either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.06 or Section 3.07 herein or in a waiver of notice thereof by any director who chooses to waive the requirement of notice.

Section 3.06. Regular Meetings. After the place, if any, and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called by the chairperson of the Board of Directors or the chief executive officer and shall be called by the secretary on the written request of at least two directors. Notice of the place, if any, date, and hour of each special meeting, unless waived, shall be given to each director either (i) by mail not less than forty-eight (48) hours before the time of the meeting, or (ii) by courier service, telephone or electronic transmission not less than twenty-four (24) hours’ before the time of the meeting. If notice is given: (i) in person, such notice shall be deemed to have been given when delivered; (ii) by mail, such notice shall be deemed to have been given when deposited in the U.S. mail, postage prepaid, addressed to the director at such address as appears on the records of the Corporation for such director; (iii) by courier service, such notice shall be deemed to have been given on the earlier of when the notice is received or left at such stockholder’s address; and (iv) by telephone or electronic transmission, such notice shall be deemed to have been given when transmitted to such number or electronic mail address as appears on the records of the Corporation for such director.

Section 3.08. Committees. (a) The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by Delaware Law to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report its activities to the Board of Directors when required.

(b) Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees consisting of one or more members of such committee and delegate to such subcommittee any or all of the powers and authority of the committee.

(c) Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article 3.

Section 3.09. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and any consent may be documented, signed and delivered in any manner permitted by Delaware Law. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.11. Resignation. Any director may resign from the Board of Directors at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.12. Vacancies. Unless otherwise provided in the Certificate of Incorporation, vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected, or until his or her earlier death, resignation, disqualification or removal. Subject to the terms of any series of preferred stock entitled to separately elect directors, whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, if so specified, and each director so chosen shall hold office as provided in the filling of the vacancies.

Section 3.13. Removal. Directors may only be removed from office in the manner set forth in the Certificate of Incorporation. Any vacancies created by any such removal may be filled in accordance with Section 3.12 herein.

Section 3.14. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

ARTICLE 4

OFFICERS

Section 4.01. Principal Officers. The principal officers of the Corporation shall be a chief executive officer, a chief financial officer, one or more executive and/or senior vice presidents and a secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. Subject to Section 3.01, the chief executive officer shall conduct and direct generally all the day-to-day business and affairs of the Corporation. The Corporation may also have such other principal officers as the Board of Directors may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of chief executive officer and secretary.

Section 4.02. Appointment, Term of Office and Remuneration. The principal officers of the Corporation shall be appointed by the Board of Directors or in the manner determined by the Board of Directors. Each such officer shall hold office for such period as the Board of Directors may from time to time determine and until his or her successor is appointed, or until his or her earlier death, resignation, retirement, disqualification or removal. The remuneration of all principal officers of the Corporation shall be fixed by the Board of Directors or any duly authorized committee thereof. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

Section 4.03. Subordinate Officers. In addition to the principal officers enumerated in Section 4.01 herein, the Corporation may have one or more assistant treasurers, assistant secretaries and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint, fix the compensation of and remove any such subordinate officers, agents or employees.

Section 4.04. Removal. In addition to the authority granted pursuant to Section 4.03 with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

Section 4.05. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.06. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties typically associated with and incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by or in the manner determined by the Board of Directors. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 4.07. General. For purposes of these Bylaws, “officer” means any principal officer described in Section 4.01 and any subordinate officer described in Section 4.03, unless otherwise specified herein.

ARTICLE 5

CAPITAL STOCK

Section 5.01. Certificates For Stock; Uncertificated Shares. The shares of the Corporation shall be represented by uncertificated shares, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be certificated shares. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation, including the chairperson or vice chairperson of the Board of Directors, the chief executive officer, the president, any executive vice president, any senior vice president, any vice president, the treasurer, an assistant treasurer, the secretary or an assistant secretary, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

Section 5.02. Transfer Of Shares. Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation.

Section 5.03. Authority for Additional Rules Regarding Transfer. The Board of Directors shall have the power and authority to make all such rules and regulations, not inconsistent with these Bylaws, as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost, stolen or destroyed, and may require the owner of the lost, stolen or destroyed certificates or such owner’s legal representative to give the Corporation a bond to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

ARTICLE 6

GENERAL PROVISIONS

Section 6.01. Fixing the Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a record date for notice of any meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix the same or an earlier date as the record date for stockholders entitled to notice of such adjourned meeting in accordance with the foregoing provisions of this Section 6.01(a).

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.02. Dividends. Subject to limitations contained in Delaware Law and the Certificate of Incorporation, if any, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

Section 6.03. Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6.04. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 6.05. Action with Respect to Securities of Other Entities. Unless otherwise directed by the Board of Directors, any officer of the Corporation shall have the power to vote and otherwise act on behalf of the Corporation in person or by proxy, at any meeting, or with respect to any action, of security holders of any other entity in which the Corporation may hold securities, and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other entity.

Section 6.06. Amendments. These Bylaws, may be altered, amended or repealed, or new Bylaws may be adopted, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors. Unless a higher percentage is required by the Certificate of Incorporation as to any matter that is the subject of these Bylaws, all such amendments must be approved by the affirmative vote of (i) the Board of Directors or (ii) the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation generally entitled to vote thereon, voting together as a single class.

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